Exhibit 99.1

Columbia Sportswear Company Reports Second Quarter 2024 Financial Results;
Updates Full Year 2024 Financial Outlook

Second Quarter 2024 Highlights
•Net sales decreased 8 percent (7 percent constant-currency) to $570.2 million, compared to second quarter 2023.
•Loss from operations of $23.8 million, or (4.2) percent of net sales, compared to second quarter 2023 operating income of $6.2 million, or 1.0 percent of net sales.
•Net loss per share of $(0.20), compared to second quarter 2023 diluted earnings per share of $0.14.
•Exited the quarter with $711.1 million of cash, cash equivalents and short-term investments and no borrowings.
•Exited the quarter with $823.6 million of inventories, a decrease of 29 percent compared to June 30, 2023.

Full Year 2024 Financial Outlook

The following forward-looking statements reflect our expectations as of July 25, 2024 and are subject to significant risks and business uncertainties, including those factors described under “Forward-Looking Statements” below. Additional disclosures and financial outlook details can be found in the Full Year 2024 Financial Outlook section below and the CFO Commentary and Financial Review presentation.
•Net sales of $3.35 to $3.42 billion (unchanged), representing a net sales decline of 4.0 to 2.0 percent (unchanged) compared to 2023.
•Operating income of $256 to $288 million (prior $259 to $291 million), representing operating margin of 7.7 to 8.4 percent (prior 7.7 to 8.5 percent).
•Diluted earnings per share of $3.65 to $4.05 (unchanged).

PORTLAND, Ore. - July 25, 2024 - Columbia Sportswear Company (NASDAQ: COLM, the "Company"), a multi-brand global leading innovator in outdoor, active and lifestyle products including apparel, footwear, accessories, and equipment, today announced second quarter 2024 financial results for the period ended June 30, 2024.

Chairman, President and Chief Executive Officer Tim Boyle commented, “Second quarter results were generally in line with expectations. We are working to maximize sales in a challenging U.S. marketplace. Most international markets, including China and Europe-direct, continue to see strong demand. We have made meaningful progress on our top priorities, including inventory reduction, rationalizing expenses through our Profit Improvement Program, and developing actionable strategies to reinvigorate long-term profitable growth. We are reiterating our net sales and diluted earnings per share outlook and remain on track to generate over $350 million in operating cash flow.

“Our Fall ‘24 order book supports sequential improvement in wholesale sales, with the potential for overall sales to return to growth by the fourth quarter. I’m thrilled with our line-up of innovations for this Fall, including Omni-Heat Infinity, Omni-Max footwear and our newest innovation, Omni-Heat Arctic. As we look toward 2025, I am pleased to report that early indications from our Spring ’25 wholesale orderbook suggest a return to wholesale growth in the first half.

“Our fortress balance sheet remains a strategic advantage, with over $710 million in cash and short-term investments, and no debt, at quarter end. I’m confident our team and our strategies position us to re-accelerate growth and capture market share over time. We are committed to investing in our strategic priorities to:

•accelerate profitable growth;
•create iconic products that are differentiated, functional and innovative;
•drive brand engagement through increased, focused demand creation investments;
•enhance consumer experiences by investing in capabilities to delight and retain consumers;
•amplify marketplace excellence, with digitally-led, omni-channel, global distribution; and
•empower talent that is driven by our core values, through a diverse and inclusive workforce."

CFO's Commentary and Financial Review Presentation Available Online

For a detailed review of the Company's second quarter 2024 financial results, please refer to the CFO Commentary and Financial Review presentation furnished to the Securities and Exchange Commission (the "SEC") on a Current Report on Form 8-K and published on the Investor Relations section of the Company's website at http://investor.columbia.com/financial-results at approximately 4:15 p.m. ET today. Analysts and investors are encouraged to review this commentary prior to participating in our conference call.

Second Quarter 2024 Financial Results
(All comparisons are between second quarter 2024 and second quarter 2023, unless otherwise noted.)

Net sales decreased 8 percent (7 percent constant-currency) to $570.2 million from $620.9 million for the comparable period in 2023. The decline in net sales primarily reflects lower wholesale net sales in the United States ("U.S.") due to retailer cautiousness, a difficult competitive environment, and generally soft consumer demand.

Gross margin contracted 270 basis points to 47.9 percent of net sales from 50.6 percent of net sales for the comparable period in 2023. Gross margin contraction primarily reflects the impact of efforts to spur demand and reduce inventory in the U.S., as well as changes in sales provisions, partially offset by lower inbound freight costs.

SG&A expenses were $302.7 million, or 53.1 percent of net sales, compared to $312.5 million, or 50.3 percent of net sales, for the comparable period in 2023. The largest changes in SG&A expenses primarily reflect lower supply chain and variable demand creation expenses, partially offset by higher direct-to-consumer ("DTC") expenses.

Loss from operations was $23.8 million, or (4.2) percent of net sales, compared to operating income of $6.2 million, or 1.0 percent of net sales, for the comparable period in 2023.

Interest income, net of $8.3 million, compared to $3.5 million for the comparable period in 2023, reflects higher yields on increased levels of cash, cash equivalents, and investments.

Income tax benefit of $3.2 million resulted in an effective income tax rate of 21.6 percent, compared to income tax expense of $1.2 million, or an effective income tax rate of 12.6 percent, for the comparable period in 2023.

Net loss of $11.8 million, or $(0.20) per diluted share, compared to net income of $8.4 million, or $0.14 per diluted share, for the comparable period in 2023.

First Half 2024 Financial Results
(All comparisons are between the first six months 2024 and the first six months 2023, unless otherwise noted.)

Net sales decreased 7 percent (6 percent constant-currency) to $1,340.2 million from $1,441.5 million for the comparable period in 2023.

Gross margin of 49.5% percent of net sales was flat compared to the comparable period in 2023.

SG&A expenses were $652.0 million, or 48.6 percent of net sales, compared to $659.9 million, or 45.8 percent of net sales, for the comparable period in 2023.

Operating income decreased 67 percent to $20.9 million, or 1.6 percent of net sales, compared to operating income of $62.7 million, or 4.3 percent of net sales, for the comparable period in 2023.

Interest income, net was $17.5 million, compared to $6.7 million for the comparable period in 2023.

Income tax expense of $8.6 million resulted in an effective income tax rate of 22.0 percent, compared to income tax expense of $15.5 million, or an effective income tax rate of 22.2 percent, for the comparable period in 2023.

Net income decreased 44 percent to $30.6 million, or $0.51 per diluted share, compared to net income of $54.6 million, or $0.88 per diluted share, for the comparable period in 2023.

Balance Sheet as of June 30, 2024

Cash, cash equivalents, and short-term investments totaled $711.1 million, compared to $302.8 million as of June 30, 2023.

The Company had no borrowings as of either June 30, 2024 or June 30, 2023.

Inventories decreased 29 percent to $823.6 million, compared to $1,162.5 million as of June 30, 2023.

Cash Flow for the Six Months Ended June 30, 2024

Net cash provided by operating activities was $108.9 million, compared to $9.7 million for the same period in 2023.

Capital expenditures totaled $27.8 million, compared to $22.8 million for the same period in 2023.

Share Repurchases for the Six Months Ended June 30, 2024

The Company repurchased 1,414,437 shares of common stock for an aggregate of $110.7 million, or an average price per share of $78.29.

At June 30, 2024, $234.6 million remained available under our stock repurchase authorization, which does not obligate the Company to acquire any specific number of shares or to acquire shares over any specified period of time.

Quarterly Cash Dividend

The Board of Directors approved a regular quarterly cash dividend of $0.30 per share, payable on August 29, 2024 to shareholders of record on August 15, 2024.

Full Year 2024 Financial Outlook

(Additional financial outlook details can be found in the CFO Commentary and Financial Review presentation.)

The Company's full year 2024 and third quarter 2024 Financial Outlook are each forward-looking in nature, and the following forward-looking statements reflect our expectations as of July 25, 2024 and are subject to significant risks and business uncertainties, including those factors described under “Forward-Looking Statements” below. These risks and uncertainties limit our ability to accurately forecast results.

Net sales are expected to decrease 4.0 to 2.0 percent (unchanged), resulting in net sales of $3.35 to $3.42 billion (unchanged), compared to $3.49 billion in 2023.

Gross margin is expected to expand 40 to 60 basis points (prior 80 to 120 basis points) to 50.0 to 50.2 percent of net sales (prior 50.4 to 50.8 percent) from 49.6 percent of net sales in 2023.

SG&A expenses, as a percent of net sales, are expected to be 42.4 to 43.0 percent (prior 43.0 to 43.4 percent), compared to SG&A expense as a percent of net sales of 40.6 percent in 2023.

Operating income is expected to be $256 to $288 million (prior $259 to $291 million), resulting in operating margin of 7.7 to 8.4 percent (prior 7.7 to 8.5 percent), compared to operating margin of 8.9 percent in 2023.

Interest income, net is expected to be approximately $28 million.

Effective income tax rate is expected to be 24.0 to 25.0 percent (unchanged).

Net income is expected to be $215 to $239 million (prior $217 to $240 million), resulting in diluted earnings per share of $3.65 to $4.05 (unchanged). This diluted earnings per share range is based on estimated weighted average diluted shares outstanding of 59.3 million (unchanged).

Foreign Currency

•Foreign currency translation is anticipated to decrease 2024 net sales growth by approximately 70 basis points (prior 20 basis points).

•Foreign currency is expected to have an approximately $0.07 negative impact on diluted earnings per share (prior $0.04) due to negative foreign currency transactional effects from hedging of inventory production, as well as unfavorable foreign currency translation impacts.

Cash Flows

Operating cash flow is expected to be at least $350 million (unchanged).

Capital expenditures are planned to be in the range of $60 to $80 million (unchanged).

Third Quarter 2024 Financial Outlook

•Net sales are expected to be $927 to $959 million, representing a decline of 6 to 3 percent from $985.7 million for the comparable period in 2023.
•Operating income is expected to be $94 to $107 million, resulting in operating margin of 10.1 to 11.2 percent, compared to operating margin of 13.7 percent in the comparable period in 2023.
•Diluted earnings per share is expected to be $1.27 to $1.43, compared to $1.70 for the comparable period in 2023.

Conference Call

The Company will hold its second quarter 2024 conference call at 5:00 p.m. ET today. Dial (888) 506-0062 to participate. The call will also be webcast live on the Investor Relations section of the Company's website at http://investor.columbia.com.

Third Quarter 2024 Reporting Date

The Company plans to report third quarter 2024 financial results on Wednesday, October 30, 2024 at approximately 4:00 p.m. ET.

Supplemental Financial Information

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in United States dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the United States dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into United States dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations. In particular, investors may find the non-GAAP financial measure useful by reviewing our net sales results without the volatility in foreign currency exchange rates. This non-GAAP financial measure also facilitates management's internal comparisons to our historical net sales results and comparisons to competitors' net sales results.

The non-GAAP financial measures should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP. See the "Reconciliation of GAAP to Non-GAAP Financial Measures" table included herein. The non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s expectations, anticipations or beliefs about the Company's ability to realize growth opportunities and manage expenses, financial position, marketing strategies, inventory, full year 2024 net sales, gross margin, SG&A expenses, operating income, net interest income, effective income tax rate, net income, diluted earnings per share, weighted average diluted shares outstanding, foreign currency translation, operating cash flow, and capital expenditures, as well as third quarter 2024 net sales, operating income, and diluted earnings per share. Forward-looking statements often use words such as "will," "anticipate," "estimate," "expect," "should," "may," "plan" and other words and terms of similar meaning or reference future dates. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties that may affect our future revenues, earnings and performance and could cause the actual results of operations or financial condition of the Company to differ materially from the anticipated results expressed or implied by forward-looking statements in this document include: loss of key customer accounts; our ability to execute and realize cost savings related to our Profit Improvement Plan; our ability to effectively execute our business strategies, including initiatives to upgrade our business processes and information technology (“IT”) systems and investments in our DTC businesses; our ability to maintain the strength and security of our IT systems; the effects of unseasonable weather, including global climate change; the seasonality of our business and timing of orders; trends affecting consumer spending, including changes in the level of consumer spending, and retail traffic patterns; unfavorable economic conditions generally, the financial health of our customers and retailer consolidation; higher than expected rates of order cancellations; changes affecting consumer demand and preferences and fashion trends; changes in international, federal or state tax, labor and other laws and regulations that affect our business, including changes in corporate tax rates, tariffs, international trade policy and geopolitical tensions, or increasing wage rates; our ability to attract and retain key personnel; risks inherent in doing business in foreign markets, including fluctuations in currency exchange rates, global credit market conditions, changes in global regulation and economic and political conditions and disease outbreaks; volatility in global production and transportation costs and capacity and timing; our ability to effectively manage our inventory and our wholesale customer’s to manage their inventories; our dependence on third-party manufacturers and suppliers and our ability to source at competitive prices from them or at all; the effectiveness of our sales and marketing efforts; business disruptions and acts of terrorism, cyber-attacks or military activities around the globe; intense competition in the industry; our ability to establish and protect our intellectual property; and our ability to develop innovative products. The Company cautions that forward-looking statements are inherently less reliable than historical information. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

About Columbia Sportswear Company

Columbia Sportswear Company connects active people with their passions and is a global multi-brand leading innovator in outdoor, active and lifestyle products including apparel, footwear, accessories, and equipment. Founded in 1938 in Portland, Oregon, the Company's brands are sold in more than 100 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hard Wear®, SOREL® and prAna® brands. To learn more, please visit the Company's websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, and www.prana.com.

Contact:
Andrew Burns, CFA
Vice President of Investor Relations and Strategic Planning
Columbia Sportswear Company
(503) 985-4112

aburns@columbia.com

- Financial tables follow -

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	June 30, 2024	June 30, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$341,822	$231,571
Short-term investments	369,276	71,225
Accounts receivable, net	222,628	343,835
Inventories	823,557	1,162,519
Prepaid expenses and other current assets	90,527	91,990
Total current assets	1,847,810	1,901,140
Property, plant and equipment, net	277,509	280,578
Operating lease right-of-use assets	360,721	313,698
Intangible assets, net	79,221	80,733
Goodwill	26,694	51,694
Deferred income taxes	97,428	94,671
Other non-current assets	71,438	67,290
Total assets	$2,760,821	$2,789,804
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$267,853	247,416
Accrued liabilities	201,700	238,988
Operating lease liabilities	72,101	69,784
Income taxes payable	2,787	1,080
Total current liabilities	544,441	557,268
Non-current operating lease liabilities	339,327	298,062
Income taxes payable	13,615	23,452
Deferred income taxes	64	—
Other long-term liabilities	39,412	36,364
Total liabilities	936,859	915,146
Total shareholders' equity	1,823,962	1,874,658
Total liabilities and shareholders' equity	$2,760,821	$2,789,804

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2024	2023	2024	2023
Net sales	$570,244	$620,933	$1,340,226	$1,441,526
Cost of sales	296,825	306,888	677,248	727,981
Gross profit	273,419	314,045	662,978	713,545
Gross margin	47.9%	50.6%	49.5%	49.5%

Selling, general and administrative expenses	302,749	312,529	652,019	659,927
Net licensing income	5,528	4,713	9,920	9,038
Operating income	(23,802)	6,229	20,879	62,656
Interest income, net	8,344	3,506	17,541	6,789
Other non-operating income, net	476	(185)	747	665
Income before income tax	(14,982)	9,550	39,167	70,110
Income tax expense	(3,241)	1,200	8,608	15,558
Net income	$(11,741)	$8,350	$30,559	$54,552

Earnings per share:
Basic	$(0.20)	$0.14	$0.51	$0.88
Diluted	$(0.20)	$0.14	$0.51	$0.88
Weighted average shares outstanding:
Basic	59,093	61,655	59,458	61,893
Diluted	59,093	61,781	59,603	62,122

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$30,559	$54,552
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,142	27,976
Non-cash lease expense	37,419	33,564
Provision for uncollectible accounts receivable	1,502	145
Deferred income taxes	2,101	488
Stock-based compensation	12,008	11,208
Other, net	(9,800)	491
Changes in operating assets and liabilities:
Accounts receivable	191,737	203,846
Inventories	(88,753)	(135,251)
Prepaid expenses and other current assets	(2,809)	30,396
Other assets	1,159	366
Accounts payable	31,105	(69,305)
Accrued liabilities	(63,626)	(90,759)
Income taxes payable	(26,688)	(27,303)
Operating lease assets and liabilities	(37,275)	(34,317)
Other liabilities	1,112	3,611
Net cash provided by operating activities	108,893	9,708
Cash flows from investing activities:
Purchases of short-term investments	(388,348)	(117,877)
Sales and maturities of short-term investments	446,087	50,747
Capital expenditures	(27,788)	(22,803)
Net cash provided by (used in) investing activities	29,951	(89,933)
Cash flows from financing activities:
Proceeds from credit facilities	—	837
Repayments on credit facilities	—	(837)
Proceeds from issuance of common stock related to stock-based compensation	3,747	4,624
Tax payments related to stock-based compensation	(4,461)	(4,400)
Repurchase of common stock	(102,618)	(78,319)
Cash dividends paid	(35,628)	(37,099)
Net cash used in financing activities	(138,960)	(115,194)
Net effect of exchange rate changes on cash	(8,381)	(3,251)
Net decrease in cash and cash equivalents	(8,497)	(198,670)
Cash and cash equivalents, beginning of period	350,319	430,241
Cash and cash equivalents, end of period	$341,822	$231,571
Supplemental disclosures of cash flow information:
Cash paid during the year for income taxes	$58,151	$61,131
Supplemental disclosures of non-cash investing and financing activities:
Property, plant and equipment acquired through increase in liabilities	$6,283	$5,982
Repurchases of common stock not settled	$8,114	$—

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Three Months Ended June 30,
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(In millions, except percentage changes)	2024	Translation	2024(1)	2023	% Change	% Change(1)
Geographical Net Sales:
United States	$340.2	$—	$340.2	$399.1	(15)%	(15)%
Latin America and Asia Pacific	99.5	5.7	105.2	93.3	7%	13%
Europe, Middle East and Africa	103.9	0.4	104.3	100.8	3%	3%
Canada	26.6	0.1	26.7	27.7	(4)%	(4)%
Total	$570.2	$6.2	$576.4	$620.9	(8)%	(7)%

Brand Net Sales:
Columbia	$508.6	$5.9	$514.5	$537.0	(5)%	(4)%
SOREL	21.0	0.1	21.1	37.8	(44)%	(44)%
prAna	21.8	—	21.8	27.6	(21)%	(21)%
Mountain Hardwear	18.8	0.2	19.0	18.5	2%	3%
Total	$570.2	$6.2	$576.4	$620.9	(8)%	(7)%

Product Category Net Sales:
Apparel, Accessories and Equipment	$464.0	$4.3	$468.3	$488.9	(5)%	(4)%
Footwear	106.2	1.9	108.1	132.0	(20)%	(18)%
Total	$570.2	$6.2	$576.4	$620.9	(8)%	(7)%

Channel Net Sales:
Wholesale	$278.4	$2.2	$280.6	$328.3	(15)%	(15)%
DTC	291.8	4.0	295.8	292.6	—%	1%
Total	$570.2	$6.2	$576.4	$620.9	(8)%	(7)%
(1) Constant-currency net sales is a non-GAAP financial measure. See “Supplemental Financial Information” above for further information.

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Six Months Ended June 30,
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(In millions, except percentage changes)	2024	Translation	2024(1)	2023	% Change	% Change(1)
Geographical Net Sales:
United States	$814.6	$—	$814.6	$916.6	(11)%	(11)%
Latin America and Asia Pacific	238.2	12.3	250.5	229.7	4%	9%
Europe, Middle East and Africa	208.4	(1.8)	206.6	209.1	—%	(1)%
Canada	79.0	(0.3)	78.7	86.1	(8)%	(9)%
Total	$1,340.2	$10.2	$1,350.4	$1,441.5	(7)%	(6)%

Brand Net Sales:
Columbia	$1,172.5	$9.9	$1,182.4	$1,239.8	(5)%	(5)%
SOREL	66.7	—	66.7	98.3	(32)%	(32)%
prAna	53.1	—	53.1	60.1	(12)%	(12)%
Mountain Hardwear	47.9	0.3	48.2	43.3	11%	11%
Total	$1,340.2	$10.2	$1,350.4	$1,441.5	(7)%	(6)%

Product Category Net Sales:
Apparel, Accessories and Equipment	$1,083.0	$7.6	$1,090.6	$1,121.5	(3)%	(3)%
Footwear	257.2	2.6	259.8	320.0	(20)%	(19)%
Total	$1,340.2	$10.2	$1,350.4	$1,441.5	(7)%	(6)%

Channel Net Sales:
Wholesale	$669.3	$3.3	$672.6	$780.8	(14)%	(14)%
DTC	670.9	6.9	677.8	660.7	2%	3%
Total	$1,340.2	$10.2	$1,350.4	$1,441.5	(7)%	(6)%
(1) Constant-currency net sales is a non-GAAP financial measure. See “Supplemental Financial Information” above for further information.